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                                                                EXHIBIT D


               Executive Officers and Directors of Citigroup Inc.
               --------------------------------------------------


Name                              Title
----                              -----
C. Michael Armstrong              Director
Alain J.P. Belda                  Director (Brazil)
George David                      Director
Kenneth T. Derr                   Director
John M. Deutch                    Director
The Honorable Gerald R. Ford      Honarary Director
Alfredo Harp Helu                 Director (Mexico)
Roberto Hernandez Ramirez         Director (Mexico)
Ann Dibble Jordan                 Director
Reuben Mark                       Director
Dudley C. Mecum                   Director
Richard D. Parsons                Director
Andrall E. Pearson                Director
Robert E. Rubin                   Director and Executive Officer
Franklin A. Thomas                Director
Sanford I. Weill                  Director and Executive Officer
Arthur Zankel                     Director
Winfried F.W. Bischoff            Executive Officer (United Kingdom and Germany)
Michael A. Carpenter              Executive Officer
Stanley Fischer                   Executive Officer
Joan Guggenheimer                 Executive Officer
William P. Hannon                 Executive Officer
Thomas Wade Jones                 Executive Officer
Michael T. Masin                  Executive Officer
Deryck C. Maughan                 Executive Officer (United Kingdom)
Victor J. Menezes                 Executive Officer
Stephanie B. Mudick               Executive Officer
Charles O. Prince, III            Executive Officer
William R. Rhodes                 Executive Officer
Todd S. Thomson                   Executive Officer
Robert B. Willumstad              Executive Officer